Exhibit 99.1

STERIS CORPORATION ANNOUNCES FISCAL 2015 FOURTH QUARTER

AND FULL YEAR FINANCIAL RESULTS

• 8% revenue growth in the fourth quarter with growth in all three segments

• 14% revenue growth for the full year

• Full year reported EPS of $2.25

• Record full year adjusted EPS up 21% to $2.99

• Fiscal 2016 outlook calls for solid revenue and EPS growth

Mentor, Ohio (May 7, 2015) - STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2015 fourth quarter and full year ended March 31, 2015. Fiscal 2015 fourth quarter revenue increased 8% to $501.6 million compared with $465.3 million in the fourth quarter of fiscal 2014, driven by growth in all three segments. As reported, net income was $41.4 million, or $0.69 per diluted share, compared with net income of $38.9 million, or $0.65 per diluted share in the fourth quarter of fiscal 2014.

Adjusted Results

Adjusted net income for the fourth quarter of fiscal 2015 was $59.3 million, or $0.98 per diluted share, compared with adjusted net income for the previous year of $54.2 million, or $0.91 per diluted share.

“We are very pleased to complete another record year, with double-digit revenue growth and adjusted earnings growth in excess of twenty percent,” said Walt Rosebrough, President and Chief Executive Officer of STERIS. “STERIS’s people have successfully implemented the strategic initiatives put in place over the past several years, and it shows in our performance this year. As we look forward to fiscal 2016, we continue to be excited about the opportunities ahead of us, and anticipate another record year. We are also working diligently to close the acquisition of Synergy Health and remain excited about the combination of our two businesses.”

Segment Results

Healthcare revenue grew 9% in the quarter to $384.7 million compared with $352.0 million in the fourth quarter of fiscal 2014. Contributing to the quarter, service revenue increased 43% and consumable revenue grew 4%, which was offset by a 7% decline in capital equipment revenue compared with a record fourth quarter last fiscal year.

As reported, Healthcare operating income was $43.8 million compared with $37.6 million in last year’s fourth quarter. Adjusted segment operating income was essentially flat at $62.3 million in the fourth quarter of fiscal 2015. Operating income was impacted by a mix shift towards lower margin instrument repair revenues and increased research and development expenses.

STERIS Corporation

News Announcement

Life Sciences fourth quarter revenue grew 2% to $65.1 million compared with $63.7 million in the fourth quarter of fiscal 2014. Consumable revenue growth of 5% and service revenue growth of 4% were somewhat offset by a 2% decline in capital equipment revenue. Life Sciences operating income was $14.3 million compared with $11.4 million in the prior year’s fourth quarter, driven by favorable product mix and diligent expense control.

Fiscal 2015 fourth quarter revenue for Isomedix Services increased 5% to $51.7 million compared with $49.4 million in the same period last year. Revenue benefited from increased volume from the segment’s core medical device Customers. As reported, operating income was $12.4 million in the quarter compared with $12.7 million in the fourth quarter of last year. Adjusted segment operating income was $14.7 million in the fourth quarter of fiscal 2015 compared with $14.2 million in the fourth quarter of fiscal 2014, as the increase in volume was somewhat offset by higher quality and regulatory expenses.

Full Year Results

Fiscal 2015 full year revenue increased 14% to $1.85 billion compared with $1.62 billion in fiscal 2014. As reported, fiscal 2015 net income was $135.1 million or $2.25 per diluted share, compared with net income of $129.4 million or $2.17 per diluted share in fiscal 2014. Adjusted net income for fiscal 2015 increased 21% to $179.6 million or $2.99 per diluted share compared with $147.9 million or $2.48 per diluted share in fiscal 2014.

Cash Flow

Net cash provided by operations for fiscal 2015 was $246.0 million, compared with $209.6 million in fiscal 2014. Free cash flow (see note 1) for fiscal 2015 was $161.6 million compared with $128.0 million in the prior year. The increase in free cash flow is primarily due to increased net income and improvements in working capital.

STERIS Corporation

News Announcement

Dividend Announcement

The Company announced today that STERIS’s Board of Directors has authorized a quarterly dividend of $0.23 per common share. The dividend is payable June 25, 2015 to shareholders of record at the close of business on June 3, 2015.

Outlook

The outlook provided below is for STERIS on a stand-alone basis. Based upon current trends, STERIS expects revenue growth in the range of 5-6% for fiscal 2016. Adjusted earnings per diluted share are anticipated to be in the range of $3.15 to $3.30 for the full fiscal year. The Company has assumed the average forward currency rates for the U.S. dollar and key international currencies as of March 31, 2015. The adjusted effective tax rate is anticipated to be approximately 35%.

Fiscal 2016 free cash flow (see note 1) is anticipated to be approximately $150.0 million. Capital expenditures are anticipated to be approximately $105.0 million, reflecting the impact of acquisitions, continued expansion within Isomedix, new product development and general maintenance and repair for existing facilities.

Outlook inclusive of the proposed Synergy Health acquisition will be provided after the close of the transaction.

Conference Call

In conjunction with this release, STERIS Corporation management will host a conference call today at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-800-369-8428 in the United States and Canada, and 1-773-799-3378 internationally, then referencing the password “STERIS”.

For those unable to listen to the conference call live, a replay will be available beginning at 12:00 p.m. Eastern time today, May 7, 2015, either over the Internet at www.steris-ir.com or via phone by calling 1-800-841-8570 in the United States and Canada, and 1-402-280-9932 internationally.

About STERIS

The mission of STERIS Corporation is to help our Customers create a healthier and safer world by providing innovative healthcare and life science product and service solutions around the globe. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

STERIS Corporation

News Announcement

(1) Free cash flow is a non-GAAP number used by the Company as a measure to gauge its ability to fund future debt principal repayments, growth outside of core operations, repurchase common shares, and pay cash dividends. Free cash flow is defined as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net, plus proceeds from the sale of property, plant, equipment and intangibles. STERIS’s calculation of free cash flow may vary from other companies.

U.K. Takeover Code Directors’ Confirmation

Under Rule 28.1 of the U.K.’s City Code on Takeovers and Mergers (the “Takeover Code”) which applies in light of our proposed acquisition of Synergy Health, our directors must provide a so-called “directors’ confirmation” in respect of our net income for fiscal 2015 fourth quarter and our reported net income for the full year ended March 31, 2015 (the “Net Income Statements”) and the outlook guidance (the “Outlook”) contained in this announcement since they constitute unaudited profit estimates and a profit forecast respectively for the purposes of the Takeover Code. Accordingly, our directors confirm that:

1.	the Net Income Statements and the Outlook have been properly compiled on the basis of the assumptions contained or referred in our quarterly report on Form 10-Q for the three months ended December 31, 2014 and, in the case of the Outlook, on the basis of the assumption contained in this announcement under the section captioned “Outlook”; and

2.	the basis of accounting used for preparing Net Income Statements and the Outlook is consistent with our accounting policies.

Enquiries:

STERIS
Investor Contact: Julie Winter, Director, Investor Relations	Tel: +1 440 392 7245

Media Contact:
Stephen Norton, Senior Director, Corporate Communications	Tel: +1 440 392 7482

Lazard & Co., Limited (Financial Adviser to STERIS and New STERIS)
Stephen Sands
Nicholas Shott	Tel: +44 20 7187 2000

Al Garner	Tel: +1 212 632 6000
Andrew Dickinson	Tel: +1 415 623 5000

STERIS Corporation

News Announcement

Lazard & Co., Limited, which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting exclusively as financial adviser to STERIS Corporation (“STERIS”) and New STERIS Limited (“New STERIS”) and no one else in connection with the proposed transaction, pursuant to which a wholly owned indirect subsidiary of New STERIS will merge with and into STERIS with STERIS surviving the Merger as an indirect wholly owned subsidiary of New STERIS and New STERIS will acquire all of the outstanding shares of Synergy Health plc (“Synergy”) by means of a court-sanctioned scheme of arrangement under English law (the “Combination”) and will not be responsible to anyone other than STERIS and New STERIS for providing the protections afforded to clients of Lazard & Co., Limited nor for providing advice in relation to the Combination or any other matters referred to in this Announcement. Neither Lazard & Co., Limited nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Lazard & Co., Limited in connection with this Announcement, any statement contained herein, the Combination or otherwise.

Disclosure requirements of the UK Takeover Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

STERIS Corporation

News Announcement

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

No Offer or Solicitation

This press release and the referenced conference call are provided for informational purposes only and do not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this press release and the referenced conference call in any jurisdiction in contravention of applicable law.

Forward-Looking Statements

This press release and the referenced conference call may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to Synergy or STERIS or its industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this press release and the referenced conference call and may be identified by the use of forward- looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in STERIS and Synergy’s other securities filings, including Item 1A of STERIS’s Annual Report on Form

STERIS Corporation

News Announcement

10-K for the year ended March 31, 2014 dated May 29, 2014 and in Synergy’s annual report and accounts for the year ended 30 March 2014 (section headed “principal risks and uncertainties”). Many of these important factors are outside of STERIS’s or Synergy’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described in this press release, the referenced conference call or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products and the consent decree are summaries only and should not be considered the specific terms of the decree or product clearance or literature. Unless legally required, STERIS and Synergy do not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the receipt of approval of both STERIS’s shareholders and Synergy’s shareholders, (b) the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule, (c) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction, (d) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate Synergy’s operations into those of STERIS, (e) the integration of Synergy’s operations into those of STERIS being more difficult, time-consuming or costly than expected, (f) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (g) the retention of certain key employees of Synergy being difficult, (h) changes in tax laws or interpretations that could increase our consolidated tax liabilities, including, if the transaction is consummated, changes in tax laws that would result in New STERIS being treated as a domestic corporation for United States federal tax purposes, (i) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (j) the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated, (k) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect STERIS’s or Synergy’s performance, results, prospects or value, (l) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (m) the possibility of reduced demand, or reductions in the rate of growth in demand, for STERIS’s or Synergy’s products and services, (n) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with STERIS and Synergy’s businesses, industry or initiatives including, without limitation, the consent decree or those matters described in STERIS’s Form 10-K for the year ended March 31, 2014 and other securities filings,

STERIS Corporation

News Announcement

may adversely impact STERIS’s or Synergy’s performance, results, prospects or value, (o) the possibility that anticipated financial results or benefits of recent acquisitions, or of STERIS’s restructuring efforts will not be realized or will be other than anticipated, (p) the effects of the contractions in credit availability, as well as the ability of STERIS’s and Synergy’s customers and suppliers to adequately access the credit markets when needed, and (q) those risks described in STERIS’s Annual Report on Form 10-K for the year ended March 31, 2014, and other securities filings.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

Following its conversion to a public limited company, it is expected that the shares of New STERIS to be issued to Synergy Shareholders in the English law scheme of arrangement transaction that forms a part of the transaction will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof.

In connection with the issuance of New STERIS shares to STERIS shareholders pursuant to the merger that forms a part of the transaction, New STERIS has filed with the SEC a Registration Statement on Form S-4, which was declared effective on February 6, 2014, that contains a proxy statement of STERIS as well as a prospectus of New STERIS relating to the merger that forms a part of the transaction, which we refer to together as the Proxy Statement/Prospectus.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, as well as STERIS’s and New STERIS’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov, at STERIS’s website at www.steris-ir.com. Security holders and other interested parties may obtain, without charge, a copy of the Proxy Statement/Prospectus and other relevant documents (when available) by directing a request by mail or telephone Julie_Winter@steris.com or (440) 392-7245. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

STERIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement/Prospectus. Information about the directors and executive officers of STERIS is set forth in its Annual Report on Form 10-K for the year ended March 31, 2014, which was filed with the SEC on May 29, 2014, and its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on June 9, 2014. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement/Prospectus.

STERIS Corporation

News Announcement

Synergy and New STERIS are each organized under the laws of England and Wales. Some of the officers and directors of Synergy and New STERIS are residents of countries other than the United States. As a result, it may not be possible to sue Synergy, New STERIS or such persons in a non-US court for violations of US securities laws. It may be difficult to compel Synergy, New STERIS and their respective affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.

STERIS Corporation

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$501,647	$465,287	$1,850,263	$1,622,252
Cost of revenues	288,538	272,648	1,076,330	964,486
Cost of revenues—Restructuring	49	8,144	(368)	8,144

Cost of revenues, net	288,587	280,792	1,075,962	972,630

Gross profit	213,060	184,495	774,301	649,622
Operating expenses:
Selling, general, and administrative	130,992	100,883	493,342	380,970
Research and development	14,175	11,681	54,139	48,641
Restructuring expense	(381)	12,326	(391)	13,204

Total operating expenses	144,786	124,890	547,090	442,815

Income from operations	68,274	59,605	227,211	206,807
Non-operating expense, net	4,612	4,619	18,391	18,431
Income tax expense	22,263	16,110	73,756	58,934

Net income	$41,399	$38,876	$135,064	$129,442

Earnings per common share (EPS) data:
Basic	$0.69	$0.66	$2.27	$2.20

Diluted	$0.69	$0.65	$2.25	$2.17

Cash dividends declared per common share outstanding	$0.23	$0.21	$0.90	$0.82
Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	59,634	58,946	59,413	58,966
Diluted number of common shares outstanding	60,201	59,743	60,045	59,745

STERIS Corporation

Consolidated Condensed Balance Sheets

(In thousands)

	March 31,	March 31,
	2015	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$167,689	$152,802
Accounts receivable, net	325,289	313,686
Inventories, net	160,818	155,146
Other current assets	66,636	53,111

Total Current Assets	720,432	674,745
Property, plant, and equipment, net	493,053	454,410
Goodwill and intangible assets, net	860,645	747,715
Other assets	25,336	10,292

Total Assets	$2,099,466	$1,887,162

Liabilities and Equity
Current liabilities:
Accounts payable	$99,340	$102,430
Other current liabilities	183,991	152,076

Total Current Liabilities	283,331	254,506
Long-term debt	623,250	493,480
Other liabilities	119,239	97,930
Equity	1,073,646	1,041,246

Total Liabilities and Equity	$2,099,466	$1,887,162

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Revenues:
Healthcare	$384,698	$352,000	$1,391,874	$1,180,051
Life Sciences	65,086	63,697	250,845	246,122
STERIS Isomedix Services	51,672	49,391	205,675	194,183

Total Reportable Segments	501,456	465,088	1,848,394	1,620,356
Corporate and Other	191	199	1,869	1,896

Total Segment Revenues	$501,647	$465,287	$1,850,263	$1,622,252

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Operating Income:
Healthcare	$43,753	$37,603	$125,505	$109,714
Life Sciences	14,328	11,377	55,723	50,049
STERIS Isomedix Services	12,426	12,702	55,524	55,186

Total Reportable Segments	70,507	61,682	236,752	214,949
Corporate and Other	(2,233)	(2,077)	(9,541)	(8,142)

Total Operating Income	$68,274	$59,605	$227,211	$206,807

STERIS Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Twelve Months Ended
	March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$135,064	$129,442
Non-cash items	93,470	107,138
Changes in operating assets and liabilities	17,506	(26,949)

Net cash provided by operating activities	246,040	209,631
Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(85,255)	(86,367)
Proceeds from sale of property, plant, equipment and intangibles	829	4,774
Purchases of investments	(4,681)	—
Investments in businesses, net of cash acquired	(194,662)	(67,059)

Net cash used in investing activities	(283,769)	(148,652)
Financing Activities:
Payments on long-term obligations, net	—	(70,000)
Proceeds under credit facilities, net	129,770	71,190
Acquisition related contingent consideration	(1,250)	—
Deferred financing fees and debt issuance costs	(14,370)	(43)
Repurchases of common shares	(30,546)	(25,469)
Cash dividends paid to common shareholders	(53,513)	(48,385)
Stock option and other equity transactions, net	28,133	15,660
Tax benefit from share-based compensation	11,526	2,841

Net cash used in and provided by financing activities	69,750	(54,206)
Effect of exchange rate changes on cash and cash equivalents	(17,134)	4,021

Increase (decrease) in cash and cash equivalents	14,887	10,794
Cash and cash equivalents at beginning of period	152,802	142,008

Cash and cash equivalents at end of period	$167,689	$152,802

The following table presents a financial measure which is considered to be “non-GAAP financial measures” under Securities Exchange Commission rules. Free Cash Flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. The Company uses Free Cash Flow as a measure to gauge its ability to fund future principal debt repayments and growth outside of core operations, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

	Twelve Months Ended
	March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Calculation of Free Cash Flow:
Cash flows from operating activities	$246,040	$209,631
Purchases of property, plant, equipment, and intangibles, net	(85,255)	(86,367)
Proceeds from the sale of property, plant, equipment, and intangibles	829	4,774

Free Cash Flow	$161,614	$128,038

Twelve Months Ended
March 31,
2016
(Outlook)*
Calculation of Free Cash Flow for outlook:
Cash flows from operating activities	$255,000
Purchases of property, plant, equipment, and intangibles, net	(105,000)

Free Cash Flow	$150,000

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Earnings Per Share and Outlook

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended		Twelve months ended
	March 31,		March 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Income per diluted share	$0.69	$0.65	$2.25	$2.17
Tax benefit, European restructuring	—	(0.02)	—	(0.18)
Tax expense, Canadian adjustment	—	—	—	0.04
Restructuring, net of tax	—	0.21	—	0.22
Inventory and property “step up” to fair value, net of tax	—	0.01	0.02	0.01
Amortization and impairment of purchased intangible assets, net of tax	0.06	0.04	0.29	0.17
Loss (gain) from fair value adjustment of acquisition related contingent consideration	—	—	0.02	0.01
Acquisition related transaction and integration expenses, net of tax	0.23	0.02	0.41	0.04

Adjusted net income per diluted share	$0.98	$0.91	$2.99	$2.48

Twelve months ended
March 31,
2016
(Outlook)*
Net Income per diluted share	$2.60 - $2.75
Settlement of pension obligation	0.29
Amortization and impairment of purchased intangible assets, net of tax	0.23
Acquisition related transaction and integration expenses, net of tax	0.03

Adjusted net income per diluted share	$3.15 - $3.30

*	All amounts are estimates.

STERIS Corporation

Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

	Three months ended		Twelve months ended
	March 31,		March 31,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Gross Profit	$213,060	$184,495	$774,301	$649,622
Restructuring	49	8,144	(368)	8,144
Amortization of inventory “step up” to fair value	—	613	1,234	613

Adjusted gross profit	$213,109	$193,252	$775,167	$658,379

Selling, general and administrative expenses	$130,992	$100,883	$493,342	$380,970
Amortization and impairment of purchased intangible assets	(5,754)	(4,399)	(28,317)	(17,013)
Amortization of property “step up” to fair value	(21)	(7)	(96)	(7)
Acquisition related transaction and integration costs	(15,206)	(1,713)	(32,762)	(3,585)
Gain (loss) on fair value adjustment of acquisition related contingent consideration	(274)	349	(2,271)	(697)

Adjusted selling, general and administrative expenses	$109,737	$95,113	$429,896	$359,668

Operating income	$68,274	$59,605	$227,211	$206,807
Amortization of inventory and property “step up” to fair value	21	620	1,330	620
Amortization and impairment of purchased intangible assets	5,754	4,399	28,317	17,013
Acquisition related transaction and integration costs	15,206	1,713	32,762	3,585
Loss (gain) on fair value adjustment of acquisition related contingent consideration	274	(349)	2,271	697
Restructuring	(332)	20,470	(759)	21,348

Adjusted operating income	$89,197	$86,458	$291,132	$250,070

Net income	$41,399	$38,876	$135,064	$129,442
Amortization of inventory and property “step up” to fair value, net of tax	17	496	1,064	496
Amortization and impairment of purchased intangible assets, net of tax	3,575	2,707	17,551	10,401
Acquisition related transaction and integration costs, net of tax	14,330	1,045	25,040	2,187
Loss (gain) on fair value adjustment of acquisition related contingent consideration, net of tax	167	(213)	1,385	425
Tax benefit, European restructuring	—	(1,229)	—	(10,474)
Tax expense, Canadian adjustment	—	—	—	2,378
Restructuring, net of tax	(203)	12,487	(463)	13,022

Adjusted net income	$59,285	$54,169	$179,641	$147,877

Healthcare operating income	$43,753	$37,603	$125,505	$109,714
Amortization of inventory and property “step up” to fair value	21	620	1,330	620
Amortization and impairment of purchased intangible assets	5,614	4,273	27,877	15,862
Acquisition related transaction and integration costs	12,999	1,713	28,996	3,585
Loss (gain) from fair value adjustment of acquisition related contingent consideration	274	(349)	2,271	697
Restructuring	(345)	18,486	(871)	19,364

Adjusted Healthcare operating income	$62,316	$62,346	$185,108	$149,842

Life Sciences operating income	$14,328	$11,377	$55,723	$50,049
Amortization and impairment of purchased intangible assets	56	18 #	104	88
Acquisition related transaction and integration costs	22	—	106	—
Restructuring	29	635	161	635

Adjusted Life Sciences operating income	$14,435	$12,030	$56,094	$50,772

Isomedix operating income	$12,426	$12,702	$55,524	$55,186
Amortization and impairment of purchased intangible assets	84	108	336	1,063
Acquisition related transaction and integration costs	2,185	—	3,660	—
Restructuring	(16)	1,349	(49)	1,349

Adjusted Isomedix operating income	$14,679	$14,159	$59,471	$57,598

STERIS Corporation

Unaudited Supplemental Financial Data

Fourth Quarter Fiscal 2015

As of March 31, 2015

	FY 2015	FY 2014	FY 2015	FY 2014
Total Company Revenues	Q4	Q4	YTD	YTD
Capital Equipment	$182,709	$194,804	$597,809	$603,579
Consumables	110,526	105,805	449,996	407,883
Service	208,412	164,678	802,458	610,790

Total Recurring	318,938	270,483	1,252,454	1,018,673

Total Revenues	$501,647	$465,287	$1,850,263	$1,622,252

United States Revenues	$399,331	$344,138	$1,449,223	$1,244,730
United States Revenues as a % of Total	80%	74%	78%	77%
International Revenues	$102,316	$121,149	$401,040	$377,522
International Revenues as a % of Total	20%	26%	22%	23%

Segment Data	Q4	Q4	YTD	YTD
Healthcare
Revenues
Capital Equipment	$160,980	$172,598	$517,007	$515,380
Consumables	87,205	83,619	359,490	325,703
Service	136,513	95,783	515,377	338,968

Total Recurring	223,718	179,402	874,867	664,671

Total Healthcare Revenues, net	$384,698	$352,000	$1,391,874	$1,180,051

Operating Income	43,753	37,603	125,505	109,714

Adjusted Operating Income (1)	62,316	62,346	185,108	149,842
Life Sciences
Revenues
Capital Equipment	$21,729	$22,206	$80,802	$88,199
Consumables	23,321	22,186	90,506	82,180
Service	20,036	19,305	79,537	75,743

Total Recurring	43,357	41,491	170,043	157,923

Total Life Sciences Revenues	$65,086	$63,697	$250,845	$246,122

Operating Income	14,328	11,377	55,723	50,049

Adjusted Operating Income (1)	14,435	12,030	56,094	50,772
Isomedix Services
Revenues	$51,672	$49,391	$205,675	$194,183
Operating Income	12,426	12,702	55,524	55,186

Adjusted Operating Income (1)	14,679	14,159	59,471	57,598
Corporate and Other
Revenues	$191	$199	$1,869	$1,896
Operating Income (Loss)	(2,233)	(2,077)	(9,541)	(8,142)

Other Data	Q4	Q4	YTD	YTD
Product
Total product revenues	293,235	300,609	1,047,805	1,011,462
Total product cost of revenues	161,080	178,125	584,210	586,176
Restructuring expense	49	8,144	(368)	8,144
Amortization of inventory “step up” to fair value	—	613	1,234	613

Total product cost of revenues, adjusted (1)	161,031	169,368	583,344	577,419

Total product gross profit, adjusted (1)	132,204	131,241	464,461	434,043

As a percentage, adjusted (1)	45.1%	43.7%	44.3%	42.9%
Service
Total service revenues	208,412	164,678	802,458	610,790
Total service cost of revenues	127,507	102,667	491,752	386,454

Total service gross profit	80,905	62,011	310,706	224,336

As a percentage	38.8%	37.7%	38.7%	36.7%
Total Company gross profit margin, adjusted (1)	213,109	193,252	775,167	658,379

As a percentage, adjusted (1)	42.5%	41.5%	41.9%	40.6%

Healthcare Backlog	$97,650	$110,304	n/a	n/a
Life Sciences Backlog	45,496	44,410	n/a	n/a

Total Backlog	$143,146	$154,714	n/a	n/a
Free Cash Flow	$52,349	$45,904	$161,614	$128,038

Net Debt	$455,561	$340,678	n/a	n/a

(1)	Non-GAAP financial measures are presented with the intent of providing greater transparency to supplemental financial information used by management and the Board of Directors in their financial analysis and operational decision making. These amounts are disclosed so that the reader has the same financial data that management uses with the belief that it will assist investors and other readers in making comparisons to our historical operating results and analyzing the underlying performance of our operations for the periods presented.

We believe that the presentation of these non-GAAP financial measures, when considered along with our GAAP financial measures and the reconciliation to the corresponding GAAP financial measures, provide the reader with a more complete understanding of the factors and trends affecting our business than could be obtained absent this disclosure. It is important for the reader to note that the non-GAAP financial measure used may be calculated differently from, and therefore may not be comparable to, a similarly titled measure used by other companies.

This supplemental data is consistent with publicly disclosed information provided in quarterly conference calls, earnings releases and SEC filings, and is subject to all definitions, precautions and limitations contained in those disclosures. Please see the Company’s most recent 10-K for definitions (and reconciliation where appropriate) of adjusted measures, backlog, free cash flow and net debt.